UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On July 2, 2026, Unum Life Insurance Company of America (the “Ceding Company”), a Maine-domiciled insurance company and a wholly owned subsidiary of Unum Group (“Unum”), entered into a Master Transaction Agreement (the “Agreement”) with Fortitude Reinsurance Company Ltd. (the “Reinsurer”), a reinsurance company organized under the laws of Bermuda, pursuant to which, among other things, on the terms and subject to the conditions set forth in Agreement, the Reinsurer has agreed to reinsure from the Ceding Company a portion of the closed block individual long-term care business written by the Ceding Company (such portion, the “Reinsured Business”). To facilitate the transactions contemplated by the Agreement, the Ceding Company will first recapture the Reinsured Business from Fairwind Insurance Company, a wholly owned subsidiary of Unum and a Vermont captive insurance company (“Fairwind”), pursuant to a partial recapture agreement (the “Partial Recapture Agreement”). The Reinsurer intends to retrocede a portion of the risk reinsured from the Ceding Company to a third-party global reinsurance partner (the “Retrocessionaire”) pursuant to a retrocession agreement (the “Retrocession Agreement”).
The closing of the transactions contemplated by the Agreement (the “Closing”) is expected to occur during 2026, subject to the satisfaction or waiver of customary closing conditions specified in the Agreement, including the receipt of required regulatory approvals for, and the Ceding Company’s entry into, the Partial Recapture Agreement, and the Reinsurer’s and Retrocessionaire’s execution of the Retrocession Agreement. The Agreement may be terminated if the Closing has not occurred on or before the date that is six months after the execution thereof.
At the Closing, the Ceding Company, the Reinsurer and, for certain limited purposes, the Retrocessionaire will enter into a Coinsurance Agreement (the “Coinsurance Agreement”), whereby, effective as of April 1, 2026 (the “Effective Date”), the Ceding Company will cede to the Reinsurer, and the Reinsurer will reinsure, on a coinsurance basis, a 100% quota share of the Reinsured Business. At March 31, 2026, Unum carried $3.8 billion of long-term care statutory reserves for the Reinsured Business in Fairwind. In connection with such reinsurance, the Agreement provides that, on the date of the Closing, the Ceding Company will transfer to the Reinsurer a pre-agreed portfolio of assets (the “Initial Portfolio”) and cash with a fair market value of approximately $5.7 billion, which amount is subject to adjustment prior to the Closing for changes in interest rates, plus certain net cash flows with respect to the Reinsured Business between the Effective Date and the Closing. Among other things, the Coinsurance Agreement provides for the Ceding Company to retain responsibility for administration and servicing of the Reinsured Policies, and for the Reinsurer to pay to the Ceding Company an experience refund based on premium rate increases realized in excess of the rate increases already reflected in the transaction economics.
The Agreement contains customary representations and warranties, as well as customary covenants of each of the parties. Such representations and warranties are the product of negotiation between the Ceding Company and the Reinsurer and are for the sole benefit of such parties and, in certain cases, the Retrocessionaire. In some instances, the representations and warranties in the Agreement may represent an allocation among the parties of risk associated with particular matters. The Reinsurer has agreed to indemnify the Ceding Company and its respective affiliates, and the Ceding Company has agreed to indemnify the Reinsurer, the Retrocessionaire and their respective affiliates, with respect to certain losses resulting from breaches of its respective representations, warranties and covenants, subject to agreed limits in the case of losses relating to representations and warranties.
At the Closing, Provident Life and Accident Insurance Company, a Tennessee-domiciled insurance company and wholly owned subsidiary of Unum (“PLA”) will provide an experience volatility cover (the “PLA Cover”) to the Retrocessionaire, subject to a cap of $125 million (in net present value terms). PLA’s payment obligations will be settled every five years and will be secured by a trust account to be funded at all times with the remaining possible payment by PLA. PLA will provide the PLA Cover in exchange for a payment from the Retrocessionaire of $5 million on the date of the Closing.
Unum expects the transaction to generate capital and tax benefits, which, combined with participation in potential future premium rate increases, will reduce the economic cost of the transaction.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026.

Item 7.01    Regulation FD Disclosure.
On July 6, 2026, Unum issued a news release announcing entry into the Agreement and the transactions contemplated thereby. The news release, a copy of which is furnished herewith as Exhibit 99.1, also announced that members of senior management of Unum will host a conference call today at 8:00 a.m. ET on July 6, 2026, to discuss the reinsurance transaction. The conference call will be simulcast via audio webcast and accompanied by a slide presentation with additional information concerning the transaction, a copy of which is furnished herewith as Exhibit 99.2. The conference call webcast and slide presentation are accessible on Unum’s investor relations website at www.investors.unum.com.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 of this report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference into any of Unum’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
SAFE HARBOR STATEMENT
Certain information in this report constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements, including statements about the anticipated overall capital benefit resulting from the reinsurance transaction, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) our ability to close the transactions contemplated by the Agreement and to receive the expected benefits of the transactions; (2) fluctuation in insurance reserve liabilities, claim payments and pricing due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in governmental programs; (3) sustained periods of low interest rates; (4) unfavorable economic or business conditions, both domestic and foreign, that may result in decreases in sales, premiums, or persistency, as well as unfavorable claims activity or unfavorable returns on our investment portfolio; (5) changes in, or interpretations or enforcement of, laws and regulations; (6) a cybersecurity attack or other security breach resulting in compromised data or the unauthorized acquisition of confidential data; (7) the failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cybersecurity attack, or other event; (8) increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors; (9) investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities; (10) ineffectiveness of our derivatives hedging programs due to changes in forecasted cash flows, the economic environment, counterparty risk, ratings downgrades, capital market volatility, collateral requirements, changes in interest rates, and/or regulation; (11) our ability to develop digital capabilities or execute on our technology systems upgrades or replacements; (12) our use of artificial intelligence technology, as well as changes in artificial intelligence laws and regulations; (13) the impact of pandemics and other public health issues on our business, financial position, results of operations, liquidity and capital resources, and overall business operations; (14) changes in our financial strength and credit ratings; (15) our ability to hire and retain qualified employees; (16) the ability of our reinsurers to meet their obligations to us and availability of reinsurance in the market; (17) disruptions to our business or our ability to access data caused by the use and reliance on third party vendors, including vendors providing web and cloud-based applications; (18) ability to generate sufficient internal liquidity and/or obtain external financing; (19) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, social issues, third-party vendors, external events, and/or cyber or other information security incidents; (20) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets; (21) effectiveness of our risk management program; (22) contingencies and the level and results of litigation; (23) fluctuation in foreign currency exchange rates; and (24) our ability to meet sustainability standards and expectations of investors, regulators, customers, and other stakeholders.
For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part 1, Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025. The forward-looking statements in this report are being made as of the date of this report, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	News release of Unum Group dated July 6, 2026 (furnished and not filed).
99.2	Slide presentation of Unum Group for its conference call on July 6, 2026 (furnished and not filed).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: July 6, 2026	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary